                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Lithia Motors, Inc. and Subsidiaries

We consent to incorporation  by reference in the  registration  statements (Nos.
333-45553 and 333-43593,  333-69169, 333-69225, 333-80459 and 333-39092) on Form
S-8 of Lithia Motors, Inc. of our report dated February 9, 2001, relating to the consolidated  balance  sheets of Lithia  Motors,  Inc.  and  Subsidiaries  as of
December  31,  2000  and  1999,  and  the  related  consolidated  statements  of operations,  changes  in  shareholders'  equity,  and cash flows for each of the years in the three-year  period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Lithia Motors, Inc.

/s/ KPMG LLP

Portland, Oregon,
March 19, 2001